                                                                     EXHIBIT 4.1

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                           ANTENNA TV S.A., as Issuer


                                       and


                        THE BANK OF NEW YORK, as Trustee


                                    INDENTURE


                            Dated as of June 18, 2001


                                (euro)250,000,000


                          9 3/4% Senior Notes due 2008

================================================================================
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                                TABLE OF CONTENTS
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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions...................................................1
Section 1.02.   Other Definitions............................................19
Section 1.03.   Incorporation by Reference of Trust Indenture Act............21
Section 1.04.   Rules of Construction........................................21

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.   Dating; Incorporation of Form in Indenture...................22
Section 2.02.   Execution and Authentication.................................22
Section 2.03.   Registrar and Paying Agent...................................24
Section 2.04.   Paying Agent to Hold Money in Trust..........................25
Section 2.05.   Noteholder Lists.............................................25
Section 2.06.   Transfer and Exchange........................................25
Section 2.07.   Replacement Notes............................................27
Section 2.08.   Outstanding Notes............................................27
Section 2.09.   Temporary Notes..............................................28
Section 2.10.   Cancellation.................................................28
Section 2.11.   Defaulted Interest...........................................28
Section 2.12.   Deposit of Moneys............................................29
Section 2.13.   ISIN Numbers and Common Codes................................29
Section 2.14.   Book-Entry Provisions for Global Notes.......................29
Section 2.15.   Special Transfer Provisions..................................31
Section 2.16.   Ranking of Notes Relative to Existing Notes..................33
Section 2.17.   Issuance of Additional Notes.................................33

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.   Notices to Trustee...........................................34

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Section 3.02.   Selection by Trustee of Notes to Be Redeemed.................35
Section 3.03.   Notice of Redemption.........................................35
Section 3.04.   Effect of Notice of Redemption...............................36
Section 3.05.   Deposit of Redemption Price..................................37
Section 3.06.   Notes Redeemed in Part.......................................37
Section 3.07.   Redemption...................................................37

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.   Payment of Notes.............................................39
Section 4.02.   Provision of Financial Statements and Other Information......39
Section 4.03.   Waiver of Stay, Extension or Usury Laws......................40
Section 4.04.   Compliance Certificate.......................................41
Section 4.05.   Taxes........................................................42
Section 4.06.   Limitation on Additional Indebtedness........................42
Section 4.07.   Limitation on Restricted Payments............................45
Section 4.08.   Disposition of Proceeds of Asset Sales.......................47
Section 4.09.   Limitation on Transactions with Affiliates...................50
Section 4.10.   Limitations on Liens.........................................52
Section 4.11.   Limitations on Investments, Loans and Advances...............52
Section 4.12.   Limitation on Sale-Leaseback Transactions....................53
Section 4.13.   Payments for Consent.........................................54
Section 4.14.   Corporate Existence..........................................54
Section 4.15.   Change of Control............................................54
Section 4.16.   Maintenance of Office or Agency..............................57
Section 4.17.   Payments of Additional Amounts...............................57
Section 4.18.   Limitation on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries.....................................60
Section 4.19.   Limitation on Business Activities............................61

                                   ARTICLE 5

                              SUCCESSOR CORPORATION

Section 5.01.   Limitation on Consolidation, Merger and Sale of Assets.......61

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Section 5.02.   Successor Person Substituted.................................62

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.   Events of Default............................................63
Section 6.02.   Acceleration.................................................65
Section 6.03.   Other Remedies...............................................65
Section 6.04.   Waiver of Past Defaults and Events of Default................66
Section 6.05.   Control by Majority..........................................66
Section 6.06.   Limitation on Suits..........................................67
Section 6.07.   Rights of Holders to Receive Payment.........................67
Section 6.08.   Collection Suit by Trustee...................................67
Section 6.09.   Trustee May File Proofs of Claim.............................68
Section 6.10.   Priorities...................................................68
Section 6.11.   Undertaking for Costs........................................69

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.   Duties of Trustee............................................69
Section 7.02.   Rights of Trustee............................................71
Section 7.03.   Individual Rights of Trustee.................................73
Section 7.04.   Trustee's Disclaimer.........................................73
Section 7.05.   Notice of Defaults...........................................73
Section 7.06.   Reports by Trustee to Holders................................73
Section 7.07.   Compensation and Indemnity...................................74
Section 7.08.   Replacement of Trustee.......................................75
Section 7.09.   Successor Trustee by Consolidation, Merger or Conversion.....76
Section 7.10.   Eligibility; Disqualification................................76
Section 7.11.   Preferential Collection of Claims Against Company............77
Section 7.12.   Paying Agents................................................77
Section 7.13.   Appointment of Co-Trustee....................................78

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.   Without Consent of Holders...................................79
Section 8.02.   With Consent of Holders......................................79
Section 8.03.   Compliance with Trust Indenture Act..........................81
Section 8.04.   Revocation and Effect of Consents............................81

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Section 8.05.   Notation on or Exchange of Notes.............................82
Section 8.06.   Trustee to Sign Amendments, etc..............................83

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.   Satisfaction and Discharge of Indenture......................83
Section 9.02.   Legal Defeasance.............................................84
Section 9.03.   Covenant Defeasance..........................................84
Section 9.04.   Conditions to Defeasance or Covenant Defeasance..............85
Section 9.05.   Deposited Money and Euro Government Obligations
                  to Be Held in Trust; Other Miscellaneous Provisions........87
Section 9.06.   Reinstatement................................................88
Section 9.07.   Moneys Held by Paying Agent..................................88
Section 9.08.   Moneys Held by Trustee.......................................88

                                   ARTICLE 10

                                  MISCELLANEOUS

Section 10.01.  Trust Indenture Act Controls.................................89
Section 10.02.  Notices......................................................89
Section 10.03.  Communications by Holders with Other Holders.................91
Section 10.04.  Certificate and Opinion as to Conditions Precedent...........91
Section 10.05.  Statements Required in Certificate and Opinion...............91
Section 10.06.  When Treasury Notes Disregarded..............................92
Section 10.07.  Rules by Trustee and Agents..................................92
Section 10.08.  Business Days; Legal Holidays................................92
Section 10.09.  Governing Law................................................92
Section 10.10.  Agent for Service; Submission to Jurisdiction;
                  Waiver of Immunities.......................................93
Section 10.11.  Currency of Account; Conversion of Currency;
                  Foreign Exchange Restrictions..............................94
Section 10.12.  No Adverse Interpretation of Other Agreements................97
Section 10.13.  No Recourse Against Others...................................97
Section 10.14.  Successors...................................................97
Section 10.15.  Multiple Counterparts........................................97
Section 10.16.  Table of Contents, Headings, etc.............................97

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Section 10.17.  Separability.................................................97
Section 10.18.  Waiver of Jury Trial.........................................98


EXHIBITS

Exhibit A.      Form of Note ...............................................A-1

Exhibit B.      Form of Legend for Global Notes ............................B-1

Exhibit C.      Form of Certificate to Be Delivered in Connection
                with Transfers to Non-QIB Accredited Investors..............C-1

Exhibit D.      Form of Certificate to Be Delivered in Connection
                with Transfers Pursuant to Regulation S.....................D-1

                              CROSS-REFERENCE TABLE


  TIA                                                        Indenture
Section                                                       Section
-------                                                      --------
310(a)(1)..................................................    7.10
   (a)(2)..................................................    7.10
   (a)(3)..................................................    N.A.
   (a)(4)..................................................    N.A.
   (a)(5)..................................................    7.10
   (b).....................................................    7.08; 7.10
   (c).....................................................    N.A.
311(a).....................................................    7.11
   (b).....................................................    7.11
   (c).....................................................    N.A.
312(a).....................................................    2.05
   (b).....................................................    10.03
   (c).....................................................    10.03
313(a).....................................................    7.06
   (b).....................................................    7.06
   (c).....................................................    7.06; 10.02
   (d).....................................................    7.06; 10.02
314(a).....................................................    4.02; 4.04; 10.02
   (b).....................................................    N.A.
   (c)(1)..................................................    10.04; 10.05
   (c)(2)..................................................    10.04; 10.05
   (c)(3)..................................................    N.A.
   (d).....................................................    N.A.
   (e).....................................................    10.05
   (f).....................................................    N.A.
315(a).....................................................    7.01; 7.02
   (b).....................................................    7.05; 10.02
   (c).....................................................    7.01
   (d).....................................................    6.05; 7.01; 7.02
   (e).....................................................    6.11
316(a) (last sentence).....................................    10.06
   (a)(1)(A)...............................................    6.05
   (a)(1)(B)...............................................    6.04
   (a)(2)..................................................    8.02
   (b).....................................................    6.07
   (c).....................................................    8.04
317(a)(1)..................................................    6.08
   (a)(2)..................................................    6.09
   (b).....................................................    7.12
318........................................................    10.01

                            N.A. means Not Applicable

--------------------
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                  INDENTURE, dated as of June 18, 2001, between ANTENNA TV S.A., a Greek corporation (societe anonyme), as Issuer (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

                  The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) (euro)150,000,000 aggregate principal amount of the Company's 9 3/4% Series A Senior Notes due 2008 in the form of Initial Notes (as defined herein) and, if and when issued, in exchange and in substitution for, and evidencing the same continuing indebtedness as, such Initial Notes, 9 3/4% Series B Senior Notes due 2008 in the form of Exchange Notes (as defined herein) and (ii) Additional Notes (as defined below) in an aggregate principal amount not to exceed (euro)100,000,000 that the Company may from time to time choose to issue pursuant to this Indenture, in each case issuable as provided in this Indenture. All things necessary to make this Indenture a valid and legally binding agreement of the Company enforceable, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company, when authenticated and delivered by the Trustee hereunder and when duly issued by the Company, the valid and legally binding obligations of the Company.

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 9 3/4% Senior Notes due 2008 (the "Notes").


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01.     Definitions.
                  -----------

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

                  "Additional Notes" means, subject to the Company's compliance with Section 4.06, any Senior Notes due 2008 issued from time to time after the Issue Date (other than Notes issued in exchange for the Initial Notes issued on the Issue Date in accordance with Section 2.06 hereof) in an aggregate principal amount not to exceed (euro)100,000,000.

                  "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing; provided, that, for purposes of the covenant described under Section 4.09 of this Indenture, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (including by means of sale-leaseback), assignment or other transfer or disposition outside of the ordinary course of business to any Person other than the Company or any Subsidiary of the Company, in one transaction or a series of related transactions, of (i) any Capital Stock of any Subsidiary of the Company (including by way of issuance by such Subsidiary) or
(ii) any other property or asset of the Company or of any Subsidiary of the Company, in each case, other than such isolated transactions which do not exceed
(euro)500,000. For the purposes of this definition, the term "Asset Sale" will not include (a) any disposition of Capital Stock, properties or assets of the Company or any Subsidiary of the Company that is governed under and complies with the requirements set forth in Section 5.01, Section 4.12 or Section 4.07 of this Indenture, (b) the surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims of any kind determined in good faith by two Officers of the Company to be in the best interest of the Company, (c) the incurrence of any Permitted Lien and the disposition of assets pursuant to any such Permitted Lien by any secured party under such Permitted Lien, and (d) disposals of obsolete equipment or other equipment no longer required for the purposes of the business carried on by it.

                  "Attributable Debt" means, in respect of a Sale-Leaseback Transaction, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined in good faith by the Board of Directors of the Company or the applicable Subsidiary, as the case may
be) or (ii) the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

                  "Bank Credit Agreement" means any agreement or agreements, including any replacements, renewals, refinancings and extensions thereof, between the Company and/or one or more of its Subsidiaries and a financial institution or institutions, providing for the making of loans, on a term or revolving basis, the issuance of letters of credit and/or the creation of bankers' acceptances.

                  "Board of Directors" means the board of directors of the Company or any committee authorized to act on behalf of such board.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Person appointed to act as secretary at the meeting of the Board of Directors at which such resolution was adopted or by any director present at the meeting of the Board of Directors at which such resolution was adopted to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of any Person, including Common Stock or Preferred Stock and including any rights, options or warrants with respect thereto.

                  "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means, at any time, (i) Euro, Greek drachmae, United States dollars or a claim on the European central bank; (ii) any evidence of Indebtedness with a maturity of 365 calendar days or less issued or directly and fully guaranteed or insured by the United States of America (provided that the full faith and credit of the United States of America is pledged in support thereof) or a member state of the European Union as of the Issue Date or any agency or instrumentality thereof; (iii) certificates of deposit or bankers' acceptances or money market deposits with a maturity of 365 calendar days or less of any financial institution that is a member of the United States Federal Reserve System or any corporation authorized to conduct banking activities in a member state of the European Union as of the Issue Date, in each case, having combined capital and surplus and undivided profits of not less than (euro)500,000,000; (iv) commercial paper with a maturity of 365 calendar days or less issued by a corporation (except the Company or any Affiliate of the Company) organized under the laws of any state of the United States, the District of Columbia or a member state of the European Union as of the Issue Date and rated at least A-1 by S&P or at least P-1 by Moody's; (v) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or any member state of the European Union, as the case may be, or issued by any agency thereof and backed by the full faith and credit of the United States or such member state, as the case may be, in each case maturing within 365 calendar days from the date of acquisition; provided that, in the case of obligations issued or guaranteed by the United States of America, the terms of such agreements comply with the Guidelines set forth in the United States Federal Financial Agreements of Depository Institutions with Securities and Others, as adopted by the United States Comptroller of the Currency; and
(vi) investments in money market funds which invest substantially all their assets in securities of the types described in (i) through (v) above.

                  "Change of Control" means (a) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Permitted Holder or a Wholly-Owned Subsidiary of the Company in compliance with Section 5.01 of this Indenture, (b) the Company is merged or consolidated with or into another corporation with the effect that the Permitted Holders hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, (c) the first day within any two-year period on which a majority of the members of the Board of Directors of the Company are not Continuing Directors (as defined below), or (d) (x) any Person or Group of Persons, other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the voting power of the Company's outstanding Voting Capital Stock and (y) the Permitted Holders "beneficially own" (as defined above), directly or indirectly, in the aggregate a lesser percentage of Voting Capital Stock than such other Person or Group of Persons. For purposes of this definition, "Continuing Directors" shall mean, as of the date of any determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is a designee of the Permitted Holders or their Affiliates or was nominated by the Permitted Holders or their Affiliates or any designees of the Permitted Holders or their Affiliates on the Board of Directors.

                  "Clearstream" means Clearstream Banking societe anonyme, Luxembourg, formerly Cedelbank, or any successor entity.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Depository" means the Person designated as the common depository by the Depository, which shall initially be The Bank of New York-London.

                  "Common Stock" means, with respect to any Person, any and all shares, interests (including partnership interests) or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock or ordinary shares or interests, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares or interests.

                  "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and, for purposes of any provision contained herein and required by the TIA, any other obligor on the Notes.

                  "Company Request" means any written request signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the Executive Vice President, the Chief Financial Officer, the Treasurer or the Controller and attested to by any Officer of the Company.

                  "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (including amortization or write-off of deferred financing costs of such Person and its consolidated Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring, Indebtedness or any series of Disqualified Capital Stock or Preferred Stock of the Company and its consolidated Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be) and (ii) the product of (x) the amount of all dividend payments on any series of Disqualified Capital Stock of such Person and any series of Disqualified Capital Stock or Preferred Stock of its Subsidiaries (other than dividends paid in Capital Stock which is not Disqualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated national, state and local tax rate of such Person, expressed as a decimal.

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (including a deduction for cash interest income) of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including (a) all amortization of original issue discount and deferred financing costs; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period; (c) net cash costs under all Interest Rate Protection Obligations (including amortization of fees); (d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP consistently applied; provided, that (a) the Net Income of any other Person in which the Person in question or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question that is subject to any legal, consensual or other restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) (i) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain or loss resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall, in each case, be excluded, and
(d) extraordinary gains and losses (and any related tax effects) and any one-time increase or decrease to Net Income which is required to be recorded because of the adoption of new accounting practices, policies or standards required by GAAP, shall in each case be excluded.

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 48th Floor, One Canada Square, London E14 5AL, United Kingdom, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Currency Protection Obligations" means obligations under any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect the Company and its Subsidiaries against fluctuations in currency values and entered into for hedging and not speculative purposes.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means Euroclear or Clearstream or a successor agency to either or both of them.

                  "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable or required to be purchased at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes.

                  "EBITD" means for a period ending at the close of any fiscal quarter, the sum of: (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in determining Consolidated Net Income, the sum of all expenses of the Company and its Subsidiaries, on a consolidated basis, in accordance with GAAP for such period in respect of (A) depreciation, (B) amortization including, without limitation, amortization of capitalized debt issuance costs, but excluding the amortization of programming costs for such period, (C) Consolidated Interest Expense, (D) national, state and local income taxes and any other applicable income taxes (including United States federal, state and local taxes), and (E) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

                  "Euro Equivalent" means, with respect to any monetary amount in a currency other than Euro, at any time for the determination thereof, the amount of Euro obtained by converting such foreign currency involved in such computation into Euro at the spot rate for the purchase of Euro with the applicable foreign currency as quoted by Reuters at approximately 10:00 a.m. (New York time) on the date not more than two Business Days prior to such determination.

                  "Euro Government Obligations" means Euro-denominated direct non-callable obligations of, or obligations guaranteed by, a member state of the European Union for the payment of which obligations or guarantee the full faith and credit of such member state is pledged.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor entity.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means (i) the 9 3/4% Series B Senior Notes due 2008 to be issued pursuant to this Indenture in connection with a Registration pursuant to a Registration Rights Agreement and (ii) Additional Notes, if any, issued in the form of Senior Notes due 2008 pursuant to a Registration Statement filed with the Commission under the Securities Act, in each case substantially in the form of Exhibit A.

                  "Existing Notes" means the Company's 9% Senior Notes due 2007.

                  "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution.

                  "Fixed Charge Coverage Ratio" means the ratio of (a) EBITD for the four fiscal quarters immediately preceding the determination date to (b) Consolidated Fixed Charges calculated on a pro forma basis for such four fiscal quarters. For purposes of this definition, if the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the "Transaction Date") occurs prior to the date on which the Company's consolidated financial statements for the four full fiscal quarters subsequent to the Issue Date are first available, EBITD and Consolidated Fixed Charges shall be calculated, in the case of the Company, after giving effect on a pro forma basis as if the Notes outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period and the assets and liabilities of the Company as of the Transaction Date had been contributed to or assumed by the Company on such first day. In addition to and without limitation of the foregoing, for purposes of this definition, EBITD and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of any Person or any of its Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarter period for which financial statements are available that precedes the Transaction Date and (B) ending on and including the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period; provided, that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or Subsidiary had directly incurred such guaranteed Indebtedness, (ii) any Asset Sales occurring during the Reference Period (it being expressly understood that such calculations shall also give effect on a pro forma basis to any increase or decrease in Consolidated Net Income of the Company attributable to such Asset Sale and any retirement of Indebtedness in connection with such Asset Sale, as if such Asset Sale and/or retirement occurred on the first day of the Reference Period), (iii) any repayment, retirement or refinancing of Indebtedness occurring during the Reference Period, as if such repayment, retirement or refinancing had occurred on the first day of the Reference Period and (iv) any acquisition of a Person, business or assets occurring during the Reference Period, as if such acquisition had occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;
(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to be in effect during the Reference Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Registrar's books.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) any liability, contingent or otherwise, of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by a note, debenture or similar instrument or letters of credit (including a purchase money obligation or other obligation relating to the deferred purchase price of property and any Capitalized Lease Obligations); (ii) any liability of others of the kind described in the preceding clause (i) which the Person has guaranteed or which is otherwise its legal liability; (iii) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) Currency Protection Obligations and Interest Rate Protection Obligations; (v) the Attributable Debt of any Sale-Leaseback Transaction; and (vi) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii), (iv) or (v).

                  "Indenture" means this Indenture as amended, restated or supplemented from time to time.

                  "Independent Financial Advisor" means an accounting, appraisal or investment banking or consulting firm of national recognition within the United States or similarly recognized within the European Union that is, in the reasonable judgment of the Board of Directors of the Company, qualified to perform the tasks for which such firm has been engaged and independent with respect to the Company and its Affiliates.

                  "Initial Notes" means (i) (euro)150,000,000 aggregate principal amount of 9 3/4% Series A Senior Notes due 2008 issued on the Issue Date, and (ii) Additional Notes, if any, issued in the form of Senior Notes due 2008 in a transaction exempt from the registration requirements of the Securities Act, in each case substantially in the form of Exhibit A and containing the Private Placement Legend.

                  "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements and, in each case, entered into for hedging and not for speculative purposes.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                  "Issue Date" means June 18, 2001, the date Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

                  "Lien" means, with respect to any Person, any mortgage, deed of trust, pledge, lien, lease, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal (tangible or intangible) property or any interest therein of such Person, or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

                  "Material Subsidiary" has the meaning ascribed to "Significant Subsidiary" in Rule 1.02(w) of Regulation S-X under the Securities Act as such Rule is in effect on the Issue Date.

                  "Maturity Date" means July 1, 2008.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Asset Sale Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the

Company or any of its Subsidiaries) net of (i) brokerage commissions and other reasonable fees and expenses (including reasonable fees and expenses of counsel and investment bankers) incurred in connection with such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale to the extent required pursuant to the terms of such Indebtedness; (iv) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and (v) in the case of a sale of cash or Cash Equivalents, the amount reinvested in cash or Cash Equivalents.

                  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

                  "Net Proceeds" means (a) in the case of any capital contributions or any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash, marketable securities or in property (valued at the Fair Market Value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind of the Company for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

                  "Notes" means, collectively, the Initial Notes and any Additional Notes. All Notes shall vote and consent together on all matters (as to which such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                  "Offering Memorandum" means the Offering Memorandum dated June 11, 2001 pursuant to which the Initial Notes were initially offered.

                  "Officer" means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, the Treasurer or the Controller of such Person.

                  "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and an Assistant Treasurer of such Person.

                  "Opinion of Counsel" means a written opinion from legal counsel reasonably acceptable to the Trustee. Such legal counsel shall be outside counsel and not an employee of or in-house counsel to the Company and, in the case of Greek counsel, may be the law firm of Constantine Xydias & Partners.

                  "Permitted Holder" means (i) Minos Kyriakou; (ii) Theodore Kyriakou; (iii) Athina Kyriakou; (iv) Xenophon Kyriakou (each Person listed in
(i) through (iv), an "Individual"); and (v) any spouse of an Individual, any lineaal descendants of an Individual, any trust or estate the sole beneficiaries of which are Individuals, spouses of Individuals or any lineal descendants of Individuals, or any entity owned or controlled by any of the foregoing.

                  "Permitted Liens" means (i) Liens in favor of the Company or a Subsidiary of the Company; (ii) Liens existing on the Issue Date after giving effect to the use of proceeds from the sale of the Notes; (iii) Liens on accounts receivable or the proceeds therefrom of the Company securing Indebtedness incurred under a Bank Credit Agreement; provided, that the incurrence of such Indebtedness is otherwise permitted under this Indenture;
(iv) Liens to secure Capitalized Lease Obligations; provided that (a) any such Lien does not extend or cover any other property other than the property that is the subject of such Capitalized Lease Obligation and (b) such Capitalized Lease Obligation is otherwise permitted under this Indenture; (v) Liens on assets of a Person when it becomes a Subsidiary and Liens securing Acquired Indebtedness incurred in accordance with Section 4.06 of this Indenture; provided, that in each case (A) such Liens secured such assets or Acquired Indebtedness at the time of and prior to such Person becoming a Subsidiary or the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such

Acquired Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lien holders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company; (vi) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, and which are made on customary and usual terms applicable to similar properties; (vii) purchase money Liens to finance property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 calendar days of such acquisition; (viii) any interest or title of a lessor or sublessor, or any lien in favor of a landlord, arising under any real or personal property lease under which the Company or any of its Subsidiaries is a lessee, sublessee or subtenant (other than any interest or title and/or any lien securing any Capitalized Lease Obligation); (ix) Liens to secure Indebtedness consisting of Interest Rate Protection Obligations and Currency Protection Obligations; provided, that the incurrence of such Indebtedness is otherwise permitted under this Indenture; (x) with respect to any Person, any Lien arising by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings which may have been duly initiated for the retirement of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired, (b) taxes not yet delinquent or which are being contested in good faith, (c) security for payment of workers' compensation or other insurance, (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases, (e) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds,
(f) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialman, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof, (g) security for surety or appeal bonds, and (h) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (xi) Liens to secure Indebtedness incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (v) and
(vii) so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (g) of Section 4.06 hereof; (xii) Liens securing the Notes and Liens securing the Existing Notes in accordance with the terms of the Existing Notes as in effect on the Issue Date; and (xiii) other Liens securing Indebtedness if the Indebtedness secured by the Lien, plus all other Indebtedness secured by Liens (excluding Indebtedness secured by Liens permitted by clauses (i) through (xii) above), at the time of determination do not exceed
(euro)1,000,000.

                  "Permitted Related Investment" means the acquisition or construction or improvement of property or assets, or an interest in any Person that is merged with the Company or a Subsidiary or becomes a Subsidiary, in each case in lines of business reasonably related to the business of the Company and its Subsidiaries at the time of such acquisition or construction or improvement.

                  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other class of Capital Stock of such Person with respect to dividends or redemptions or upon liquidation or otherwise.

                  "Private Placement Legend" means the legend initially set forth on the face of the Notes in the form set forth on Exhibit A.

                  "Public Equity Offering" means a public offering of Common Stock (other than Disqualified Capital Stock) of the Company which is either (i) undertaken pursuant to a registration statement filed with the Commission in accordance with the

Securites Act or (ii) registered with the Greek Capital Markets Commission and listed on the Athens Stock Exchange.

                  "property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

                  "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

                  "Registration" means, collectively, each offer of Notes registered pursuant to a Registration Statement.

                  "Registration Rights Agreement" means (i) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement, dated as of the date hereof, among the Company and Salomon Brothers International Limited, and (ii) with respect to each issuance of Additional Notes in a transaction exempt from the registration requirements of the Securities Act, any registration rights agreement among the Company and the Persons purchasing such Additional Notes.

                  "Registration Statement" means the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) or Shelf Registration Rights Agreement (as defined in the Registration Rights Agreement).

                  "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, (iii) the making of any principal payment on, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) and (iv) the making of any Investment other than an Investment permitted under clauses (i) through (vi) and
(viii) through (xi) of Section 4.11.

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Sale-Leaseback Transaction" means any direct or indirect arrangement, or series of related arrangements, with any Person or to which any Person is a party, providing for the leasing to the Company or to a Subsidiary of the Company of any property, whether owned by the Company or by any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary of the Company to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any Subsidiary of such Person or by such Person and a Subsidiary of such Person or (ii) any other Person (other than a corporation) including a partnership in which the Person in question, a Subsidiary of the Person in question or the Person in question and a Subsidiary of the Person in question, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

                  "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

                  "Voting Capital Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other members of the governing body of such Person.

                  "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person or by such Person and a Wholly-Owned Subsidiary of such Person.

Section 1.02.              Other Definitions.
                           -----------------

                  The definitions of the following terms may be found in the sections indicated as follows:

                       Term                                  Defined in Section
                       ----                                  ------------------

"Additional Amounts"........................................        4.17
"Affiliate Transaction".....................................        4.09
"Agent Members".............................................        2.14
"Asset Sale Offer"..........................................        4.08
"Authorized Agent"..........................................       10.10
"Bankruptcy Law"............................................        6.01
"Base Currency".............................................       10.11
"Business Day"..............................................       10.08
"Change of Control Date"....................................        4.15
"Change of Control Offer"...................................        4.15
"Change of Control Payment Date"............................        4.15
"Change of Control Purchase Price"..........................        4.15
"Covenant Defeasance".......................................        9.03
"Custodian".................................................        6.01
"Default Amount"............................................        6.02
"Euro Conversion Amount"....................................        2.16
"Event of Default"..........................................        6.01
"Excess Proceeds"...........................................        4.08
"Excess Proceeds Payment Date"..............................        4.08
"Global Notes"..............................................        2.01
"incur".....................................................        4.06
"Investments"...............................................        4.11
"judgment currency".........................................       10.11
"Legal Defeasance"..........................................        9.02
"Legal Holiday".............................................       10.08
"New York Business Day".....................................        2.16
"Other Notes"...............................................        4.08
"Offer Period"..............................................        4.08
"Offshore Physcial Notes"...................................        2.01
"Paying Agent"..............................................        2.03
"Permanent Regulation S Unrestricted Global Note"...........        2.01
"Permitted Payment".........................................        4.07
"Physical Notes"............................................        2.01
"rate(s) of exchange".......................................       10.11
"Registered Exchange".......................................        2.02
"Registrar".................................................        2.03
"Regulation S Unrestricted Global Notes"....................        2.01
"Reinvestment Date".........................................        4.08
"Rule 144A Restricted Global Note"..........................        2.01
"Surviving Entity"..........................................        5.01
"Tax Redemption"............................................        3.07
"Taxes".....................................................        4.17
"Taxing Jurisdiction".......................................        4.17
"U.S. Physical Notes".......................................        2.01

Section 1.03.     Incorporation by Reference of Trust Indenture Act.
                  -------------------------------------------------

                  Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes.

                  "indenture securityholder" means a Holder or Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor on the indenture securities" means the Company, or any other obligor on the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04.     Rules of Construction.
                  ---------------------

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)  "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) words used herein implying any gender shall apply to every gender.

                                    ARTICLE 2

                                    THE NOTES


Section 2.01.     Dating; Incorporation of Form in Indenture.
                  ------------------------------------------

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use "ISIN" numbers or Common Codes in issuing the Notes. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication. In addition, subject to Section 4.06, Additional Notes may be issued in accordance with Sections 2.02 and 2.17.

                  The Initial Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form (the "Rule 144A Global Notes") and (ii) pursuant to Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form (the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Global Notes"), in each case substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Notes offered and sold in offshore transactions in reliance on Regulation S may be issued in the form of certificated Notes in registered form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on Rule 144A may each also be issued in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

Section 2.02.     Execution and Authentication.
                  ----------------------------

                  The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant

Secretary of the Company. Such signature may be either manual or facsimile.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee or an authenticating agent shall authenticate a series of Initial Notes for original issue on the Issue Date in the aggregate principal amount of (euro)150,000,00 upon a Company Request. In addition, the Trustee or an authenticating agent shall, upon receipt of a written order of the Company in the form of an Officers' Certificate of the Company, authenticate Additional Notes in accordance with Section 2.17; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with the authentication of such Additional Notes. Such written order shall specify the amount of Notes to be authenticated and the date on which such Notes are to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.17, such Officers' Certificate of the Company shall certify that such issuance will not be prohibited by Section 4.06. The aggregate principal amount of Notes and Additional Notes outstanding at any time under this Indenture may not exceed (euro)250,000,000, except as set forth in Sections 2.07.

                  Upon receipt of the Company Request, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed (euro)150,000,000 for issuance in exchange for all Notes previously issued pursuant to an exchange offer registered under the Securities Act (a "Registered Exchange") or pursuant to a Private Exchange (as defined in the Registration Rights Agreement). Exchange Notes may have such distinctive series designation and "ISIN" numbers or Common Codes and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence. Exchange Notes issued pursuant to a Registered Exchange shall not bear the Private Placement Legend. The Notes shall be issuable only in registered form without coupons and only in denominations of (euro)1,000 and integral multiples thereof.

                  The Trustee may appoint an authenticating agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to the Company. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate. The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services under this Section 2.02.

Section 2.03.     Registrar and Paying Agent.
                  --------------------------

                  The Company shall maintain an office or agency in London, England and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange require, in Luxembourg, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands in respect of the Notes and this Indenture may be served. The Registrar shall keep a register or registers of the Notes and of their transfer and exchange. The Registrar shall provide the Company with a current copy of such register from time to time upon request of the Company. The Company, upon notice to the Trustee, may appoint one or more co-registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

                  The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, principal Paying Agent and agent for service of notices or demands in connection with the Notes, in each case, until such time as the Trustee has resigned or a successor has been appointed. In addition, the Company initially appoints Banque Internationale a Luxembourg S.A. as Paying Agent in Luxembourg.

Section 2.04.     Paying Agent to Hold Money in Trust.
                  -----------------------------------

                  Prior to the 10:00 am London time each due date of the principal of and interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.05.     Noteholder Lists.
                  ----------------

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each June 15 and December 15 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06.     Transfer and Exchange.
                  ---------------------

                  When a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09, 3.06 or 8.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 calendar days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                  Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

                  Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  All Notes issued upon any transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.     Replacement Notes.
                  -----------------

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. The Company and the Trustee may charge for their expenses (including reasonable attorneys' fees and expenses) in replacing a Note. Every replacement Note is an additional obligation of the Company. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. The provisions of this
Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08.     Outstanding Notes.
                  -----------------

                  Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

                  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

                  If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date, then on and after that date, such Notes cease to be outstanding and interest on them ceases to accrue.

                  Subject to Section 10.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09.     Temporary Notes.
                  ---------------

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency maintained pursuant to
Section 2.03 hereof.

Section 2.10.     Cancellation.
                  ------------

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and dispose of all canceled Notes in accordance with its customary procedures. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11.     Defaulted Interest.
                  ------------------

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the Persons who are Noteholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 calendar days' notice of the proposed amount of defaulted interest to be paid and the special payment date. At least 15 calendar days before the special record date, the Company shall mail or cause to be mailed to each Noteholder at its address as it appears on the Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten calendar days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

Section 2.12.     Deposit of Moneys.
                  -----------------

                  Prior to 10:00 a.m., London time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the applicable Depository or its nominee, as the case may be, as the sole registered owner or the sole holder of the applicable Global Note represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.13.     ISIN Numbers and Common Codes.
                  -----------------------------

                  The Company in issuing the Notes may use one or more "ISIN" numbers and/or Common Codes, and if so, the Trustee shall use the ISIN number(s) and/or Common Code(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the ISIN number(s) or Common Code(s), as the case may be, printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption or exchange shall not be affected by any defect in or omission of such number(s) or codes(s).

Section 2.14.       Book-Entry Provisions for Global Notes.
                    --------------------------------------

                    (a) The Global Notes initially shall (i) be registered in the name of the Common Depository as the nominee of each Depository, (ii) be delivered to the Common Depository as custodian for each Depository and (iii) bear legends as set forth in Exhibit B.

                  Members of, or participants in, any Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by such Depository, or the Trustee or Common Depositary as its custodian, or under the Global Note, and each Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the applicable Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                    (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the applicable Depository, its successors or their respective nominees. Interests of beneficial owners in any Global Note may be transferred or exchanged for Physical Notes and Physical Notes may be transferred or exchanged for beneficial interests in Global Notes, in each case, in accordance with the rules and procedures of the applicable Depository and the provisions of Section 2.15. In addition, Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in the applicable Global Note if (i) the applicable Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 90 calendar days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from such Depository to issue Physical Notes.

                    (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred or exchanged, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                    (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                    (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph
(b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the Private Placement Legend.

                    (f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.15.       Special Transfer Provisions.
                    ---------------------------

                    (a) Transfers to Non-QIB Institutional Accredited Investors
                        -------------------------------------------------------
and Non-U.S. Persons. The following provisions shall apply with respect to the
--------------------
registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                     (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Note or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                    (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of
         (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

                    (b) Transfers to QIBs. The following provisions shall apply
                         ----------------
with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                     (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                    (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

                    (c) Private Placement Legend. Upon the transfer, exchange or
                        ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section
2.15 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

                    (d) General. By its acceptance of any Note bearing the
                        -------
Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section
2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.16.     Ranking of Notes Relative to Existing Notes.
                  -------------------------------------------

                  The Company covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Notes and the payment of all obligations on the Notes hereby expressly rank pari passu in right of payment with the Existing Notes.

Section 2.17.     Issuance of Additional Notes.
                  ----------------------------

                  The Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto or upon a registration default as provided under a Registration Rights Agreement related thereto and terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance shall be made in compliance with Section 4.06; provided, further, that, other than as provided in
Section 2.07, the aggregate principal amount of Notes issued under this Indenture shall not exceed (euro)250,000,000; provided, further, that no Additional Notes may be authenticated and delivered in an aggregate principal amount of less than (euro)25.0 million per issuance;

provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

                  With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of Notes outstanding immediately prior to the issuance of such Additional Notes;

                  (2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

                  (4) whether such Additional Notes shall be issued in the form of Initial Notes or shall be issued in the form of Exchange Notes.


                                    ARTICLE 3

                                   REDEMPTION


Section 3.01.     Notices to Trustee.
                  ------------------

                  If the Company elects to redeem Notes pursuant to Section 3.07 hereof, at least 60 calendar days prior to the Redemption Date or during such shorter period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in
Section 3.07 hereof, as appropriate.

Section 3.02.     Selection by Trustee of Notes to Be Redeemed.
                  --------------------------------------------

                  In the event that less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot, or by such other method as the Trustee shall deem fair and appropriate; provided that no Notes of
(euro)1,000 principal amount or less shall be redeemed in part. Notwithstanding the foregoing, any redemption following a Public Equity Offering will be made on a pro rata basis or on as nearly a pro rata basis as practicable. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than (euro)1,000. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.       Notice of Redemption.
                    --------------------

                    (a) Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

                    (b) In addition to the foregoing, all notices will, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, be published in a daily newspaper having general circulation in Luxembourg. For Notes in the form of Global Notes held on behalf of any Depositary, notices may be given by delivery of the relevant notices to such Depositary for communication to entitled account holders in substitution of the aforesaid publication.

                    (c) The notice shall identify the Notes to be redeemed (including the ISIN number(s) or Common Code(s) thereof) and shall state:

                    (1)    the Redemption Date;

                    (2)    the redemption price;

                    (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                    (4)    the name and address of the Paying Agent;

                    (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                    (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

                    (7) the paragraph of Section 3.07 hereof pursuant to which the Notes called for redemption are being redeemed;

                    (8) the aggregate principal amount of Notes that are being redeemed; and

                    (9) that no representation is made as to the correctness or accuracy of the ISIN number(s) or Common Code(s) printed in the notice or on the Note.

                    At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04.     Effect of Notice of Redemption.
                  ------------------------------

                  Once the notice of redemption described in Section 3.03 is given or otherwise mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05.     Deposit of Redemption Price.
                  ---------------------------

                  On or prior to 10:00 A.M., London time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds Euro sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

                  On and after any Redemption Date, if Euro sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06.     Notes Redeemed in Part.
                  ----------------------

                  Upon surrender and cancellation of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     Redemption.
                  ----------

                    (a) The Notes are redeemable, in whole or in part, at the option of the Company, at any time and from time to time on or after July 1, 2005 at the redemption prices (expressed as percentages of principal amount), set forth below plus accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

          Year                                               Percentage
          ----                                               ----------
          2005.......................................        104.875%
          2006.......................................        102.438%

          2007 and thereafter........................        100.000%

                    (b) At any time, or from time to time, on or prior to July 1, 2004, the Company may, at its option, use the Net Proceeds of one or more Public Equity Offerings to redeem up to 35% of the Notes at a redemption price equal to 109.75% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date; provided that at least 65% of the principal amount of Notes originally issued (including the principal amount of Additional Notes issued in exchange therefore) remain outstanding immediately after any such redemption. For purposes of determining whether the condition in the proviso is satisfied, Notes owned by the Company or any of its Affiliates shall be deemed not to be outstanding. The Company must make such redemption not more than 90 days after receipt of the Net Proceeds of any such Public Equity Offering.

                    (c) The Notes will be subject to redemption as a whole, but not in part, at the option of the Company (a "Tax Redemption") at any time upon not less than 30 nor more than 60 calendar days' notice mailed to each Holder of Notes to be redeemed at 100% of the principal amount thereof on the date of redemption, together with accrued and unpaid interest thereon, if any, to the Redemption Date, in the event the Company has become or would be obligated to pay, on any date on which any amount would be payable with respect to the Notes, any material Additional Amounts as a result of any change in or amendment to the laws or treaties (including any regulation or ruling promulgated thereunder) of the Hellenic Republic (or any prefecture, territory or taxing authority thereof or therein), or any change in or amendment to any official position or administration or assessing practices regarding the application or interpretation of such laws, treaties, rulings or regulations, which change or amendment is announced or becomes effective on or after the Issue Date; provided, that the Notes will not be subject to a Tax Redemption in the event of any change in or amendment to Law No. 128 of 1975 or in the application or interpretation thereof that results in the imposition of any Tax not exceeding 0.6% per annum of the aggregate outstanding principal amount of the Notes; and provided, further, that prior to any such Tax Redemption, the Company will use its reasonable efforts to cause the reduction or elimination of the obligation to pay any such material Additional Amounts.

                                    ARTICLE 4

                                    COVENANTS


Section 4.01.     Payment of Notes.
                  ----------------

                  The Company shall pay the principal of and interest (including all Liquidated Damages (as defined in the Registration Rights Agreement) as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date Euro designated for and sufficient to pay such installment.

                  The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law) and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02.     Provision of Financial Statements and Other Information.
                  -------------------------------------------------------

                    (a) Subject to clause (b) hereof, the Company shall deliver to the Trustee (including sufficient copies to be delivered to the Holders by the Trustee) within 15 calendar days after the filing of the same with the Commission, copies of the quarterly and annual reports and other reports, if any, which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act or pursuant to this Secton 4.02. At all times when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will nonetheless file with the Commission, to the extent permitted by the Commission, and regardless of any such filing provide the Trustee within 15 calendar days of the filing thereof with the Commission (or within 15 calendar days of when filing would ordinarily be required if not then permitted) (including sufficient copies to be delivered to the Holders by the Trustee) with such quarterly and annual reports and other reports specified in clause (b) below. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA Section 314(a).

                    (b) The Company shall (i) within 90 calendar days after the end of its fiscal year file (or provide to the Trustee in accordance with clause
(a) above if filing is not then permitted) annual reports referred to in the foregoing clause

(a) on Form 20-F (or any successor form) containing the information required to be contained therein (or required in such successor form), which shall include consolidated financial statements and notes thereto, together with a report thereon expressed by an independent accounting firm and management's discussion and analysis of financial condition and results of operations; (ii) within 45 calendar days after the end of each of the first, second and third fiscal quarters of each fiscal year, file (or provide to the Trustee in accordance with clause (a) above if filing is not then permitted) reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 10-Q (or required in any successor form), which shall include unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations for the first three quarters of each fiscal year; and (iii) promptly from time to time after the occurrence of any event required to be therein reported, such other reports on Form 6-K (or any successor form) containing substantially the same information required to be contained in Form 6-K (or required in any successor form) and Form 8-K (or required in any successor form). Each of the reports shall be prepared in accordance with GAAP, as then in effect, consistently applied and shall be prepared in accordance with the applicable rules and regulations of the Commission.

                    (c) The Company will, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144 and Rule 144A under the Securities Act.

                    (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

Section 4.03.     Waiver of Stay, Extension or Usury Laws.
                  ---------------------------------------

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.     Compliance Certificate.
                  ----------------------

                    (a) The Company shall deliver to the Trustee, within 120 calendar days after the end of each fiscal year and on or before 60 calendar days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and, in the case of Restricted Payments, listing all Restricted Payments for such quarter, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                    (b) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.     Taxes.
                  -----

                  The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06.     Limitation on Additional Indebtedness.
                  -------------------------------------

                  The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, issue, guarantee or in any manner become, directly or indirectly, liable for or with respect to the payment of ("incur"), any Indebtedness, including, without limitation, any Acquired Indebtedness, except for Indebtedness falling within at least one of the following categories:

                    (a) Indebtedness under the Notes and this Indenture in the aggregate principal amount of(euro)150,000,000;

                    (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date after giving effect to the application of the proceeds from the sale of the Notes as described in the Offering Memorandum;

                    (c) Indebtedness of the Company and its Subsidiaries under one or more Bank Credit Agreements in an aggregate principal amount at any one time outstanding not to exceed (euro)40,000,000;

                    (d) Indebtedness of the Company, if at the time of incurrence and after giving effect thereto, no Default or Event or Default exists and the Company's Fixed Charge Coverage Ratio would have been at least 2.0 to 1;

                    (e) Indebtedness of the Company or any of its Subsidiaries, not to exceed (euro)10,000,000 in aggregate principal amount at any one time outstanding, incurred in connection with or arising out of Capitalized Lease Obligations or purchase money Indebtedness;

                    (f) obligations under Interest Rate Protection Obligations and Currency Protection Obligations incurred in the ordinary course of business to the extent that such obligations have been entered into for bona fide hedging purposes and not for speculation or other purposes; provided that, with respect to Interest Rate Protection Obligations, the notional principal amount of such Indebtedness does not exceed, at the time of the incurrence of such Indebtedness, the principal amount of Indebtedness to which such Interest Rate Protection Obligations relate;

                    (g) replacements, renewals, refinancings and extensions of the Indebtedness incurred under the immediately preceding clauses (b) or (d); provided, that (x) any such replacement, renewal, refinancing or extension is scheduled to mature either (a) no earlier than the Indebtedness being replaced, renewed, refinanced or extended, or (b) after the Maturity Date of the Notes, (y) the portion, if any, of such replacement, renewal, refinancing or extension that is scheduled to mature on or prior to the Maturity Date of the Notes has a weighted average life to maturity at the time such Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being replaced, renewed, refinanced or extended that is scheduled to mature on or prior to the Maturity Date of the Notes, and (z) any such replacement, renewal, refinancing or extension shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of reasonable fees incurred to incur such Indebtedness;

                    (h) Indebtedness of the Company owing to and held by any Subsidiary of the Company or Indebtedness of a Subsidiary owing to and held by the Company or any other Subsidiary of the Company; provided, however, that any subsequent transfer or any other event which results in any such Subsidiary ceasing to be a Subsidiary of the Company or any subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary) would be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof;

                    (i) Indebtedness not to exceed (euro)500,000 at any time outstanding incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 calendar days following such incurrence;

                    (j) guarantees by the Company of Indebtedness of one or more Persons engaged in the media and entertainment businesses and businesses reasonably related thereto and with whom the Company has a cooperation agreement in an aggregate principal amount at any one time outstanding pursuant to this clause (j) not to exceed (euro)10,000,000; and

                    (k) Indebtedness not otherwise permitted to be incurred pursuant to clauses (a) through (j) above, which, together with any other outstanding Indebtedness incurred pursuant to this clause (k) has an aggregate principal amount not in excess of (euro)10,000,000 at any one time outstanding.

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Company.

                  Indebtedness shall be deemed to have been incurred by the survivor of a merger, at the time of such merger, and with respect to an acquired Subsidiary, at the time of such acquisition.

                  For purposes of determining compliance with any restriction on the incurrence of Indebtedness in Euro where Indebtedness is denominated in a different currency, the amount of such Indebtedness will be the Euro Equivalent determined on the date of such determination; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Protection Obligation with respect to Euro covering principal amounts payable on such Indebtedness, the amount of such Indebtedness expressed in Euro will be adjusted to take into account the effect of such obligation. Notwithstanding any other provision of this covenant, for purposes of determining compliance with this covenant, increases in Indebtedness solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount of Indebtedness that the Company or any Subsidiary may incur under this covenant.

                  For purposes of determining compliance with this covenant, (1) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded and (2) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (k) above, the Company shall, in its sole discretion, classify or, from time to time, reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses.

Section 4.07.     Limitation on Restricted Payments.
                  ---------------------------------

                  The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

                    (a) no Default or Event of Default will have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

                    (b) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 50% of the Company's cumulative Consolidated Net Income (or in the event such cumulative Consolidated Net Income is a deficit, minus 100% of such deficit) from the Issue Date, (2) 100% of the aggregate Net Proceeds received by the Company (other than from a Subsidiary of the Company) as a capital contribution to the common equity of the Company after the Issue Date and from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock) of the Company (excluding any such Net Proceeds received from issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid) or any Indebtedness or other securities of the Company convertible into or exercisable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised, as the case may be, and (3)
         (euro)5,000,000; and

                    (c) at the time of such Restricted Payment, the Company could incur (euro)1.00 of additional Indebtedness pursuant to clause
         (d) of Section 4.06 hereof.

                  For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

                  The provisions of this Section 4.07 will not prohibit the following (each, a "Permitted Payment"): (i) the payment of any dividend within 60 calendar days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture,
(ii) the payment, defeasance, purchase, redemption, prepayment, acquisition or retirement of any Capital Stock of the Company or Indebtedness of the Company that is subordinate in right of payment to the Notes, by conversion into or by an exchange for, Capital Stock of the Company that is not Disqualified Capital Stock or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company and other than such issuances or sales financed directly or indirectly by the Company or its Subsidiaries except to the extent such financing has been repaid) of other Capital Stock (other than Disqualified Capital Stock) of the Company; provided that such proceeds are not included in paragraph (b) above, (iii) the redemption or retirement of Indebtedness of the Company that is subordinate in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale of Indebtedness of the Company (other than to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Notes and that is permitted to be incurred in accordance with clause (g) of Section 4.06 hereof, (iv) purchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof, (v) at any time while the Company's Common Stock is listed on the Athens Stock Exchange, so long as no Default shall have occurred and be continuing, dividends on such Common Stock in an amount mandated by applicable law and (vi) any required purchase of subordinated Indebtedness in connection with a change of control, provided that any such change of control also constitutes a Change of Control under this Indenture; provided, however, that such purchase shall only be made after the Company has first satisfied its obligations under Section 4.15 hereof.

                  In determining the amount of Restricted Payments permissible under clause (b) above, amounts expended pursuant to clauses (i), (iv), (v) and
(vi) in the preceding paragraph shall be included, but without duplication, as Restricted Payments.

Section 4.08.     Disposition of Proceeds of Asset Sales.
                  --------------------------------------

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Sale unless (i) the consideration received in respect of such Asset Sale is at least equal to the Fair Market Value of the assets subject to such Asset Sale and (ii) at least 75% of the value of the consideration therefrom received by the Company or such Subsidiary is in the form of (A) cash or Cash Equivalents, (B) assets to be owned by and used in the business of the Company or any of its Subsidiaries or
(C) the assumption by the Person acquiring the assets in such Asset Sale of Indebtedness of the Company or any of its Subsidiaries with the effect that none of the Company or any of its Subsidiaries will have any obligation with respect to such Indebtedness. The Company or the applicable Subsidiary, as the case may be, will either (x) within 270 calendar days apply the Net Asset Sale Proceeds from such Asset Sale to permanently repay Indebtedness under a Bank Credit Agreement, including a permanent reduction in any related loan commitment thereunder, and, to the extent required, to tender for and repurchase any Existing Notes or (y) commit within 270 calendar days of such Asset Sale to apply the Net Asset Sale Proceeds from such Asset Sale, and within 360 calendar days thereof (the "Reinvestment Date") apply such Net Asset Sale Proceeds, to invest in a Permitted Related Investment or (z) apply any Net Asset Sale Proceeds from any Asset Sale that are not applied pursuant to clause (x) or (y) above (such amounts, "Excess Proceeds") as provided below.

                  When the aggregate amount of Excess Proceeds equals or exceeds
(euro)5,000,000, the Company will make an offer to purchase (an "Asset Sale Offer") ratably from all Holders of the Notes and all holders of notes of the Company which rank pari passu with the Notes and which notes require an equivalent asset sale offer (the "Other Notes"), not more than 60 calendar days thereafter (the "Excess Proceeds Payment Date") that portion of outstanding Notes and Other Notes purchasable with such Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the Excess Proceeds Payment Date. To the extent that the Asset Sale Offer is not fully subscribed, the Company may use the unutilized portion of such Excess Proceeds for general corporate purposes. If the aggregate principal amount, plus accrued and unpaid interest, if any, thereon of Notes validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds available to purchase such Notes, Notes to be purchased will be selected by the Trustee on a pro rata basis based upon amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of (euro)1,000, or integral multiples thereof, shall be purchased). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

                  In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 hereof, the Surviving Entity shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of the second paragraph of this Section 4.08, and will comply with the Asset Sale provisions of this Indenture with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Subsidiaries deemed to be sold pursuant to this paragraph will be deemed to be Net Asset Sale Proceeds for purposes of the Asset Sale provisions of this Indenture.

                  If an offer is made to repurchase the Notes in an Asset Sale Offer, the Company will comply with any tender offer rules under the Exchange Act, including, but not limited to, Rule 14e-1 thereunder, and any other applicable laws, rules and regulations in connection with any such offer. To the extent that the provisions of any United States federal or state securities laws and regulations conflict with this Section 4.08, the Company shall comply with the applicable United States federal or state securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

                  If the Company is required to make an Asset Sale Offer, the Company or, at the Company's request, the Trustee in the Company's name and at the Company's sole expense, shall mail, not less than 30 calendar days nor more than 60 calendar days preceding the Excess Proceeds Payment Date, a notice to the Holders with, if mailed by the Company, a copy to the Trustee stating, among other things: (1) that such Holders have the right to require the Company to apply the available Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Excess Proceeds Payment Date;

(2) the Excess Proceeds Payment Date, which shall be no earlier than 30 calendar days and not later than 60 calendar days from the Reinvestment Date; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Notes. The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by law (the "Offer Period"). The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 4.08 and the length of time the Asset Sale Offer will remain open;

                  (2) the purchase price and the Excess Proceeds Payment Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Excess Proceeds Payment Date;

                  (5) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day before the Excess Proceeds Payment Date in order to collect the purchase price;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase (including, if any, the ISIN number or Common Code and the certificate number of such Note) and a statement that such Holder is withdrawing his election to have the Note purchased;

                  (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the available Excess

         Proceeds, the Company shall select the Notes to be purchased on a pro rata basis based upon amounts tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of (euro)1,000, or integral multiples thereof, shall be purchased); and

                  (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of (euro)1,000 and integral multiples thereof.

                  On or before the Excess Proceeds Payment Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Asset Sale Offer, deposit with the Paying Agent Euro sufficient to pay the purchase price plus accrued interest, if any, to the Excess Proceeds Payment Date on the Notes to be purchased and deliver to the Paying Agent an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.08. The Paying Agent shall promptly (but in any case not later than 5 calendar days after the Excess Proceeds Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly execute and issue a new Note, and the Trustee shall promptly authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such Note shall be issued in an original principal amount in denominations of (euro)1,000 and integral multiples thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                  In addition to the foregoing, all notices with respect to an Asset Sale Offer will, if and so long as the Notes are listed on the Luxembourg Stock Exchange will be provided in accordance with the terms of Section 3.03(b) hereof.

Section 4.09.     Limitation on Transactions with Affiliates.
                  ------------------------------------------

                  The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or the lending of any funds) with or for the benefit of any of its Affiliates (each, an "Affiliate Transaction"), other than such transactions as are entered into and conducted in good faith and which are on terms that are fair to the Company or such Subsidiary and materially no less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate. All Affiliate Transactions or series of Affiliate Transactions involving aggregate payments or other market value in excess of (euro)1,000,000 per calendar year must also be approved, prior to the consummation thereof, by a majority of the disinterested members of the Board of Directors of the Company and evidenced by a Board Resolution. Any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or other market value in excess of (euro)5,000,000 per calendar year, or as to which there are no disinterested directors, is also subject to the further requirement that the Company obtain an opinion of an Independent Financial Advisor with experience in appraising the terms and conditions of the relevant type of transaction (or series of transactions) stating that the transaction (or a series of transactions) is fair, from a financial point of view, to the Company or such Subsidiary.

                  The foregoing restrictions will not apply to (i) transactions between the Company and any of its Wholly-Owned Subsidiaries or among its Wholly-Owned Subsidiaries, (ii) reasonable and customary fees and compensation and indemnification and similar arrangements with officers, directors, employees or consultants of the Company and its Subsidiaries and payments thereunder,
(iii) arrangements in effect on the Issue Date and amendments or renewals thereof that are not more disadvantageous to the Holders in any material respect than the original arrangements as in effect on the Issue Date and that, in any case, are on terms materially no less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate, (iv) transactions permitted by and complying with the provisions of Section 5.01 hereof, (v) transactions with a Person that is an Affiliate of the Company solely because the Company owns voting securities of such Person and (vi) Restricted Payments (including Permitted Payments) made in accordance with
Section 4.07 hereof.

Section 4.10.     Limitations on Liens.
                  --------------------

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) of any kind upon any of its property or assets now owned or hereafter acquired by it unless the Notes are equally and ratably secured by such Lien; provided that if the Indebtedness secured by such Lien is subordinate or junior in right of payment to the Notes then the Lien securing such Indebtedness shall be subordinate or junior in priority to the Lien securing the Notes at least to the same extent as such Indebtedness is subordinate or junior to the Notes.

Section 4.11.     Limitations on Investments, Loans and Advances.
                  ----------------------------------------------

                  The Company will not, and will not permit any of its Subsidiaries to, make any capital contributions, advances or loans to, or investments in (including by way of guarantee) or purchases of Capital Stock or other securities of any Person (collectively, "Investments"), except: (i) Investments by the Company in or to any Subsidiary of the Company and Investments by a Subsidiary of the Company in or to the Company or a Subsidiary of the Company (or a person who becomes a Subsidiary as a result of such Investment or who mergers or consolidates into the Company or a Subsidiary of the Company); provided, that the Company will not transfer to any of its Subsidiaries or such Person broadcast assets (other than transfers of inventory in the ordinary course of business), or proceeds from the sale of broadcast assets to third parties except in a transaction that complies with Section 4.08 hereof; (ii) Investments represented by accounts receivable created or acquired in the ordinary course of business and Investments received in respect thereof upon the bankruptcy, reorganization or insolvency of the payor; (iii) Investments under or pursuant to Interest Rate Protection Obligations or Currency Protection Obligations, in each case, entered into for hedging and not for speculative purposes; (iv) the making of Investments in joint ventures, partnerships or Persons that are not Subsidiaries of the Company (a) in which the Company owns not less than 20% of the Capital Stock (including not less than 20% of the voting power of the Common Stock) of such Person and otherwise the Company has the right to designate a majority of the directors of the board of directors (or such similar governing body) entitled to vote on all matters of general corporate governance of such Person, in an amount not to exceed
(euro)20,000,000 at any one time outstanding, plus (b) investments in an entity or entities that own or operate a digital satellite platform to distribute programming content in Greece, in an amount not to exceed (euro)30,000,000 at any one time outstanding, plus (c) such that after giving effect thereto, the aggregate amount of such Investments made after the Issue Date, less any amounts received in cash as a return of capital or income with respect to any such Investment (but not in excess of the amount of the initial Investment), would not exceed
(euro)10,000,000; provided that any such Investment pursuant to clause (a), (b) or (c) above may be made solely in a business related to the Company's business;
(v) Investments in another Person which were received as consideration for an Asset Sale in accordance with Section 4.08 hereof; (vi) Investments in Cash Equivalents; (vii) Investments permitted to be made in accordance with Section
4.07 hereof; (viii) advances to employees in the ordinary course of business not in excess of (euro)1,000,000 at any one time outstanding; (ix) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (x) Investments the payment for which consists exclusively of Capital Stock (excluding Disqualified Capital Stock) of the Company; (xi) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of (a) the second paragraph of Section 4.09 (except transactions described in clause (iii) of such paragraph) or (b) clause (j) of Section 4.06; and (xii) an Investment in a joint venture, other entity or Person that is not a Subsidiary of the Company, the consideration of which consists of the Company's publishing business; provided that (a) such joint venture or other entity is primarily engaged in the publishing business and (b) the Company has the right to designate the majority of the board of directors (or similar governing body) entitled to vote on all matters of general corporate governance of such Person.

Section 4.12.     Limitation on Sale-Leaseback Transactions.
                  -----------------------------------------

                  The Company will not, and will not permit any of its Subsidiaries to, enter into, renew or extend any Sale-Leaseback Transaction unless (i)(a) after giving effect to such Sale-Leaseback Transaction on a pro forma basis, the Company is in compliance with Section 4.10 and could incur Indebtedness pursuant to Section 4.06 hereof at least equal in amount to the Attributable Debt associated with such Sale-Leaseback Transaction, and (b) the sale price in such Sale-Leaseback Transaction is at least equal to the Fair Market Value of such property, and the Company or such Subsidiary shall apply the Net Asset Sale Proceeds of such sale in the manner provided under Section

4.08 hereof, or (ii) the lease is between the Company and a Wholly-Owned Subsidiary of the Company or between Wholly-Owned Subsidiaries of the Company.

Section 4.13.     Payments for Consent.
                  --------------------

                  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.14.     Corporate Existence.
                  -------------------

                  Subject to Article 5 hereof, the Company shall use all reasonable efforts to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15.       Change of Control.
                    -----------------

                    (a) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company or, at the Company's request, the Trustee in the Company's name and at the Company's expense, will notify the Holders with, if mailed by the Company, a copy to the Trustee, in writing of such occurrence and will make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 Business Days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date (such purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 4.15. All Notes properly tendered pursuant to such Change of Control Offer and not withdrawn pursuant thereto will be purchased on the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

                    (b) Notice of a Change of Control Offer will be mailed by the Company to the Trustee and the Holders not less than 30 calendar days nor more than 60 calendar days before the Change of Control Payment Date. Such notice shall be sent by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes at the address appearing in the register maintained by the Registrar of the Notes, and shall state:

                     (i) that the Change of Control Offer is being made pursuant to this Section 4.15, the length of time the Change of Control Offer will remain open (which must be at least 20 Business Days) and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

                    (ii) the Change of Control Purchase Price and the Change of Control Payment Date;

                   (iii) that any Note not tendered or improperly tendered will continue to accrue interest;

                    (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                     (v) that Holders electing to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date in order to collect the purchase price;

                    (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase (including, if any, the ISIN number or Common Code and the certificate number of such Notes), and a statement that such Holder is withdrawing his election to have such Notes purchased;

                   (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of (euro)1,000 and integral multiples thereof;

                  (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

                    (ix)  the name and address of the Paying Agent.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent Euro sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Paying Agent an Officers' Certificate stating that such Notes or portions thereof were accepted for purchase by the Company in accordance with the terms of this Indenture. The Paying Agent shall promptly (but in any case not later than 5 calendar days after the Change of Control Payment Date) mail or deliver to each Holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Company shall promptly execute and issue, and the Trustee shall promptly authenticate and make available for delivery to such Holder, new Notes equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of (euro)1,000 and integral multiples thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

                  In addition to the foregoing, all notices with respect to a Change of Control Offer will, if and so long as the Notes are listed on the Luxembourg Stock Exchange will be provided in accordance with the terms of
Section 3.03(b) hereof.

                  The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including, but not limited to, Rule 14e-1 thereunder, and any other applicable laws, rules and regulations, in connection with any Change of Control Offer. To the extent that the provisions of any United States federal or state securities laws and regulations conflict with this Section 4.15, the Company will comply with such applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

Section 4.16.     Maintenance of Office or Agency.
                  -------------------------------

                  The Company shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or exchange or for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 10.02 and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 10.02 as such office of the Company.

Section 4.17.     Payments of Additional Amounts.
                  ------------------------------

                  All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the government of the Hellenic Republic or of any prefecture or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, "Taxes"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder and no reimbursement shall be made to a Holder for Taxes paid by such Holder (each such Holder), an "Excluded Holder") with respect to any Tax imposed, levied, payable or due (i) by reason of the Holder's or beneficial owner's present or former connection with the Hellenic Republic or any prefecture or territory thereof, other than through the mere receipt or holding of Notes or by reason of the receipt of payments thereunder; (ii) by reason of the failure of the Holder or beneficial owner of Notes to satisfy any certification, identification, information or other reporting requirements which the Holder or such beneficial owner is legally required to satisfy, whether imposed by statute, treaty, regulation, administrative practice or otherwise, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes; or (iii) by reason of the presentation (where presentation is required in order to receive payment) of such Notes for payment more than 30 calendar days after the date such payment became due and payable or was duly provided for under the terms of the Notes, whichever is later. The obligation of the Company to pay Additional Amounts or to reimburse a Holder for Taxes paid by such Holder in respect of Taxes shall not apply with respect to (x) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes; (y) any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to the Notes; or (z) Taxes imposed on or with respect to any payment by the Company if the beneficial owner of, or person ultimately entitled to obtain an interest in, the Notes had been the Holder thereof and such beneficial owner would not have been entitled to the payment of Additional Amounts by reason of clause (i), (ii) or (iii) above. The Company will also (i) make such withholding or deduction compelled by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish to the Holder, certified copies of tax receipts evidencing the payment of any Taxes by the Company in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Company, within 60 calendar days after the date of receipt of such evidence. If notwithstanding the Company's efforts to obtain such receipts, the same are not obtainable, the Company will provide such Holder other evidence reasonably satisfactory to such Holder of such payments by the Company. If the Company conducts business in any jurisdiction (the "Taxing Jurisdiction") other than the Hellenic Republic in a manner which causes Holders to be liable for taxes on payments under the Notes for which they would not have been so liable but for such conduct of business in the Taxing Jurisdiction, the above provisions of this Section 4.17 shall be considered to apply to such Holders as if references in such provisions to "Taxes" included taxes imposed by way of deduction or withholding by such Taxing Jurisdiction and references to Excluded Holder shall be deemed to include Holders or beneficial owners having a present or former connection with such Taxing Jurisdiction or any prefecture or territory thereof. The Company will, upon written request of any Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) and paid by such Holder so that the net amount received by such Holder (net of payments made under or with respect to the Notes) after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed. The Company will not take any action or fail to act in any manner which will have the effect of requiring the payment of any Additional Amounts such that the Company may exercise its option to effect a Tax Redemption; provided, however, that the Company and its Subsidiaries will not be required to change their jurisdiction or alter their operations in any manner and will not be required to take any other unreasonable act thereunder.

                  At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it shall be promptly thereafter), the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in this Indenture there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.18.     Limitation on Dividends and Other Payment Restrictions
                  ------------------------------------------------------
                  Affecting Subsidiaries.
                  ----------------------

                  The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Company or a Subsidiary of the Company, (b) make any loans or advances to or pay any Indebtedness owed to, the Company or any Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except for (i) encumbrances or restrictions existing under or contemplated by or by reason of the Notes and this Indenture, (ii) encumbrances or restrictions existing under or contemplated by agreements as in effect on the Issue Date, (iii) encumbrances or restrictions with respect to a Person that is not a Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Subsidiary of the Company (but not created in contemplation of such Person becoming such a Subsidiary), (iv) encumbrances or restrictions existing under or by reason of applicable law, (v) encumbrances or restrictions existing under or by reason of customary non-assignment provisions of agreements entered into in the ordinary course of business and consistent with past practices, (vi) encumbrances or restrictions existing by reason of any Lien permitted under Section 4.10 hereof, (vii) encumbrances or restrictions existing under any agreement for the sale of assets of the Company or any Subsidiary of the Company, or the Capital Stock of any Subsidiary of the Company, (viii) encumbrances or restrictions existing under any agreement that refinances, replaces, renews or extends an agreement containing a restriction permitted by clause (i), (ii) or (iii) above; provided, that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced or (ix) in the case of (c) above, encumbrances or restrictions that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or asset of the Company or any Subsidiary not otherwise prohibited by the terms of this Indenture or arising from or agreed to in the ordinary course of business that, in such case, does not individually or in the aggregate, detract from the value of property or assets of the Company or any Subsidiary in any manner material to the Company and its Subsidiaries, taken as a whole.

Section 4.19.     Limitation on Business Activities.
                  ---------------------------------

                  The Company and its Subsidiaries will not, directly or indirectly, engage in any business other than the media and entertainment businesses and businesses reasonably related thereto and the Company will not, and will not cause or permit any of its Subsidiaries, directly or indirectly, to become an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION


Section 5.01.     Limitation on Consolidation, Merger and Sale of Assets.
                  ------------------------------------------------------

                  The Company will not consolidate with or merge with or into, or sell, assign, convey, lease or transfer all or substantially all of its properties and assets as an entirety to any Person in a single transaction or through a series of transactions, unless: (a) the Company shall be the continuing Person or the Person formed by such consolidation or into which the Company is merged or transferred (the "Surviving Entity") shall be a corporation or partnership organized and existing under the laws of the United States, any state thereof or the District of Columbia or any member state of the European Union as in existence on the date of this Indenture; (b) the Surviving Entity shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture; (c) immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (d) immediately after giving effect to such transaction, or series of transactions, the Company or the Surviving Entity could incur at least (euro)1.00 of additional Indebtedness pursuant to clause (d) of Section 4.06 hereof; and (e) the Company or such Surviving Entity shall have delivered to the Trustee, an Officers' Certificate and Opinion of Counsel stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with the applicable provisions herein and that all conditions precedent herein relating to the transaction or series of transactions have been satisfied.

Section 5.02.     Successor Person Substituted.
                  ----------------------------

                  Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Company in accordance with Section
5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES


Section 6.01.     Events of Default.
                  -----------------

                  An "Event of Default" occurs if

                    (a) there is a Default in the payment of any interest on the Notes when the same becomes due and such Default continues for a period of 30 calendar days;

                    (b) there is a Default in the payment of the principal of, or premium, if any, on the Notes when the same becomes due;

                    (c) the Company fails to comply with any of the terms or provisions of Section 4.08 or 4.15 herein;

                    (d) there is a Default by the Company in the performance, or a breach by the Company, of any other covenant in this Indenture (other than Defaults specified in paragraphs (a), (b) or (c) above) and such Default or breach continues for a period of 30 calendar days after written notice specifying the Default to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

                    (e) the Company or any Subsidiary fails (i) to make any payment when due with respect to any other Indebtedness under one or more classes or issues of Indebtedness in an aggregate principal amount of (euro)5,000,000 or more; or (ii) to perform any term, covenant, condition, or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of (euro)5,000,000 or more, which failure, in the case of this clause (ii), results in an acceleration of maturity thereof;

                    (f) one or more judgments, orders or decrees for the payment of money in excess of (euro)5,000,000, either individually or in an aggregate amount (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 60 calendar days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect;

                    (g) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                           (D) makes a general assignment for the benefit of its creditors, or

                           (E) generally is not able to pay its debts as they become due; or

                    (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Material Subsidiary in an involuntary case,

                           (B) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of the property of the Company or any Material Subsidiary, or

                           (C) orders the liquidation of the Company or any Material Subsidiary,

         and the order or decree remains unstayed and in effect for 60 calendar days.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  The Trustee may withhold notice as provided under Section 7.05 to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the

Notes) if the Trustee considers it to be in the interests of the Holders of the Notes to do so.

Section 6.02.     Acceleration.
                  ------------

                  If an Event of Default (other than an Event of Default arising under Section 6.01(g) or (h) relating to the Company) occurs and is continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Company and the Trustee, which notice shall specify the respective Event of Default, declare the entire principal amount of all the outstanding Notes to be due and payable immediately, together with all accrued and unpaid interest and premium, if any, thereon (such aggregate principal amount, together with accrued and unpaid interest and premium, if any, thereon, the "Default Amount"). Upon any such declaration, the Default Amount shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(g) or (h) relating to the Company occurs, then the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  After a declaration of acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived (other than the nonpayment of the Default Amount that has become due solely because of the acceleration), and if the rescission of acceleration would not conflict with any judgment or decree.

Section 6.03.     Other Remedies.
                  --------------

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an

Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.     Waiver of Past Defaults and Events of Default.
                  ---------------------------------------------

                  Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in aggregate principal amount of the outstanding Notes have, on behalf of all Noteholders, the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note, which cannot be waived without the consent of the Holder of such Notes or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.     Control by Majority.
                  -------------------

                  The Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with any laws or regulations or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification or security satisfactory to it in its reasonable discretion against all losses, liabilities, expenses or fees caused by taking or not taking such action.

Section 6.06.     Limitation on Suits.
                  -------------------

                  Subject to Section 6.07 below, no Holder has any right to institute any proceeding with respect to this Indenture or pursue any remedy thereunder unless:

                  (1) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to institute such proceeding or pursue the remedy as Trustee;

                  (2) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability, expense or fee;

                  (3) the Trustee fails to institute such proceeding or pursue such remedy within 60 calendar days after receipt of such notice and the indemnity; and

                  (4) the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

                  A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.     Rights of Holders to Receive Payment.
                  ------------------------------------

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, or accrued interest, if any, on any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.     Collection Suit by Trustee.
                  --------------------------

                  If an Event of Default in payment of principal, premium or interest specified in Section 6.01(a), (b) or (c) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.     Trustee May File Proofs of Claim.
                  --------------------------------

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10.     Priorities.
                  ----------

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07 hereof;

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereon if fully paid;

                  THIRD: the balance, if any, to the Person or Persons entitled thereto; and

                  FOURTH:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11.     Undertaking for Costs.
                  ---------------------

                  All parties to this Indenture agree and each Holder of any Note by his acceptance thereof shall be deemed to have agreed that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Notes then outstanding.


                                    ARTICLE 7

                                     TRUSTEE


Section 7.01.       Duties of Trustee.
                    -----------------

                    (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, other than with respect to any action taken by the Trustee as directed by a majority in aggregate principal amount of the Holders of outstanding Notes, exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                    (b) Except during the continuance of an Event of Default known to the Trustee:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture or against the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                    (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 and 6.05 hereof.

                  (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it determines in the exercise of its reasonable discretion that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                    (d) Whether or not therein expressly so provided, paragraphs
(a), (b) and (c) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

                    (e) The Trustee is not under any obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity or security satisfactory to it in its reasonable discretion against any loss, liability, expense or fee.

                    (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02.     Rights of Trustee.
                  -----------------

                  Subject to Section 7.01 hereof:

                  (1) In the absence of bad faith on its part, the Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 10.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (3) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

                  (4) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (5) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (7) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (8) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

                  (9) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

                  (10) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.



Section 7.03.     Individual Rights of Trustee.
                  ----------------------------

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     Trustee's Disclaimer.
                  --------------------

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.     Notice of Defaults.
                  ------------------

                  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 30 calendar days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06.     Reports by Trustee to Holders.
                  -----------------------------

                  If required by TIA Section 313(a), within 60 calendar days after May 15 of any year, commencing on May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with the reporting requirements of TIA Section 313(b)(2). The Trustee shall transmit all such reports by mail as required by TIA Section 313(c):

             (1) to all registered Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

             (2) to such Holder of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

          A copy of each such report at the time of such mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed as provided by TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and except for any such disbursement or expense as may be attributable to negligence or bad faith.

          The Company shall indemnify each of the Trustee and its officers, directors, employees and agents and any predecessor Trustee and its officers, directors, employees and agents for, and hold it harmless against, any and all loss, damage, claim, liability or reasonable expense, including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether asserted by any Holder or any Person other than the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby.

          Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss, damage, claim or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The provisions of this Section 7.07 shall survive the termination of this Indenture.

          For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08.  Replacement of Trustee.
               ----------------------

          The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

             (1)  the Trustee fails to comply with Section 7.10 hereof;

             (2)  the Trustee is adjudged a bankrupt or an insolvent;

             (3) a receiver or other public officer takes charge or control of the Trustee or its property or affairs; or

             (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          No resignation or removal of the Trustee shall become effective until the acceptance of appointment by the successor Trustee. If a successor Trustee does not take office within 60 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Noteholder who has been a bona fide holder for at least 6 months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails after written request thereof by such Noteholder to comply with Section 7.10.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the resignation or removal of the retiring Trustee shall become effective and the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. In addition to the foregoing, all notices will, if and so long as the Notes are listed on the Luxembourg Stock Exchange, be provided in accordance with the terms of Section 3.03(b) hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Consolidation, Merger or Conversion.
               --------------------------------------------------------

          If the Trustee consolidates with, merges, consolidates or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least (euro)50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1). The provisions of TIA Section 310(a)(5) shall apply to any Person directly or indirectly controlling, controlled by or under common control with the Company as obligor of the Notes. The provisions of TIA Section 310 shall apply to the Company as obligor of the Notes.

Section 7.11.  Preferential Collection of Claims Against Company.
               -------------------------------------------------

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligor of the Notes.

Section 7.12.  Paying Agents.
               -------------

          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

               (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

               (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

               (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

Section 7.13.  Appointment of Co-Trustee
               -------------------------

          It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the Hellenic Republic of Greece) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not excercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

          In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction (including particularly the Hellenic Republic of Greece) is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

          Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company at the expense of the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen
(15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

                                   ARTICLE 8


                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Without Consent of Holders.
               --------------------------

          The Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

               (1)  to comply with Section 5.01 hereof;

               (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

               (3) to comply with any requirements of the Commission under the TIA and maintain the qualification of this Indenture under the TIA;

               (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Noteholder; or

               (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein upon the Company.

          The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02.  With Consent of Holders.
               -----------------------

          The Company and the Trustee may modify or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes without notice to any Noteholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to
Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

             (i) reduce the percentage in principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver, or consent to take any action under this Indenture or the Notes;

             (ii) reduce the rate of or change the time for payment of interest (including Liquidated Damages (as defined in the Registration Rights Agreement)) on any Note;

             (iii) reduce the principal of, or premium on, or change the stated maturity, of any Note;

             (iv) change the currency in which the principal of any Note or the accrued interest or premium (if any) thereon is payable;

             (v) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of the Notes in accordance with Section 3.07 hereof, or change the time at which a Note may be redeemed;

             (vi) waive a Default in the payment of the principal of, or interest or premium on, or any redemption payment with respect to, any Note;

             (vii) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02;

             (viii) affect the ranking of the Notes in a manner adverse to the Holders;

             (ix) alter the provisions in any manner adverse to the Holders relating to the payment of Additional Amounts on the Notes or alter the redemption provisions of the Notes;

             (x) reduce the amount payable upon a Change of Control or, at any time after a Change of Control or Asset

     Sale, respectively, has occurred, amend, change or modify, in any material respect, the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer in the event of an Asset Sale or modify, in any material respect, any of the provisions or definitions with respect thereto; or

             (xi) impair the right set forth in this Indenture to institute suit for the enforcement of any payment on or with respect to the Notes (other than any such payment that has become due solely as a result of the acceleration of the maturity of the Notes).

          After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

          Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.  Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04.  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, such record date shall be not less than 20 calendar days prior to the first solicitation of such consent, and notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date unless the consent of the requisite number of Holders has been obtained.

          After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (i) through (xi) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05.  Notation on or Exchange of Notes.
               --------------------------------

          If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall execute and issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.  Trustee to Sign Amendments, etc.
               -------------------------------

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it.

                                   ARTICLE 9


                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  Satisfaction and Discharge of Indenture.
               ---------------------------------------

          This Indenture shall be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for and obligations to pay Additional Amounts hereunder) and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

             (a) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 hereof and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

             (b) (i) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of Euro or Euro Government Obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of such deposit; (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (iii) the Company has delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the maturity thereof, and (B) an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(B) of this
Section 9.01, the obligations of the Trustee under Section 9.05, shall survive.

Section 9.02.  Legal Defeasance.
               ----------------

          The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes (hereinafter, "Legal Defeasance").
For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section
9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Article 2 and Sections 4.16 and 4.17 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.  Covenant Defeasance.
               -------------------

          At the option of the Company, pursuant to a Board Resolution, the Company and its subsidiaries, if any, shall be released from their respective obligations under Sections 4.02 through 4.12, 4.15, 4.18 and 4.19 hereof, and clause (d) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in
Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04.  Conditions to Defeasance or Covenant Defeasance.
               -----------------------------------------------

          The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

               (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) Euro in an amount, or (B) Euro Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the

     Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such Euro Government Obligations to said payments with respect to the Notes;

               (2) no Event of Default or Default specified in Section 6.01(g) or (h) shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

               (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

               (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

               (6) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

               (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

               (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
     Section 9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with;

               (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

               (10) before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Section 3.07(a) hereof.

Section 9.05. Deposited Money and Euro Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
               -------------------------------------------------------------

          All money and Euro Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Euro Government Obligations deposited pursuant to Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Euro Government Obligations held by it as provided in
Section 9.01 or 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.  Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any money or Euro Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or Euro Government Obligations in accordance with Section
9.01 hereof; provided, however, that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Euro Government Obligations held by the Trustee or Paying Agent.

Section 9.07.  Moneys Held by Paying Agent.
               ---------------------------

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.  Moneys Held by Trustee.
               ----------------------

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon Company Request, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                                   ARTICLE 10


                                 MISCELLANEOUS

Section 10.01.  Trust Indenture Act Controls.
                ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 10.02.  Notices.
                -------

          Any notice or communication shall be given in writing and delivered in person against written receipt, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, or by a recognized overnight courier, addressed as follows:

          If to the Company:

               Antenna TV S.A.
               10-12, Kifissias Avenue
               151 25 Maroussi
               Athens, Greece
               Attention:  Chief Financial Officer
               Fax:  30 -1 684-7855

          Copy to:

               Paul, Weiss, Rifkind, Wharton
                & Garrison
               1285 Avenue of the Americas

               New York, New York 10019-6064
               Attention:  Mark S. Bergman, Esq.
               Fax:  (212) 757-3990

          If to the Trustee:

               The Bank of New York
               48th Floor
               One Canada Square
               London E14 5AL
               Attention:  Corporate Trust Administration
               Fax:  44-20-7964-6399

          Such notices or communications shall be deemed effective when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after timely delivered to a next-day air courier guaranteeing overnight delivery and when receipt is acknowledged by the addressee's telecopier machine, if telecopied; and shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          In addition to the foregoing, all notices will, if and so long as the Notes are listed on the Luxembourg Stock Exchange will be provided in accordance with the terms of Section 3.03(b) hereof.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar and shall be deemed effective five Business Days after being deposited in the mail.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided herein, it shall be deemed duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 10.03.  Communications by Holders with Other Holders.
                --------------------------------------------

          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. Every Noteholder, by receiving and holding such Notes acknowledges that the Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c) and may not be held accountable by reason of the disclosure of information as to the names and addresses of the Noteholders pursuant to TIA
Section 312(b).

Section 10.04.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05.  Statements Required in Certificate and Opinion.
                ----------------------------------------------

          Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 10.06.  When Treasury Notes Disregarded.
                -------------------------------

          In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, or any other obligor upon the Notes or any Affiliate of any of them.

Section 10.07.  Rules by Trustee and Agents.
                ---------------------------

          The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 10.08.  Business Days; Legal Holidays.
                -----------------------------

          A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in The City of New York or London. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.09.  Governing Law.
                -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF

NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 10.10.  Agent for Service; Submission to Jurisdiction; Waiver of
                --------------------------------------------------------
                Immunities.
                ----------

          By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (the "Authorized Agent") (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture and the Notes, or brought under federal or state securities laws, that may be instituted in any federal or state court in The City of New York, Borough of Manhattan, State of New York and acknowledges that the Authorized Agent has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon the Authorized Agent and written notice of said service to the Company in accordance with Section 10.02 of this Indenture shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Authorized Agent in full force and effect without lapse for so long as any of the Notes shall be outstanding; provided that the Company may (and, to the extent the Authorized Agent ceases to be able to be served on the basis contemplated herein, shall), by written notice to the Trustee in accordance with
Section 10.02 of this Indenture, designate such additional or alternative agent for service of process under this Section 10.10 that (i) maintains an office located in The City of New York, Borough of Manhattan, State of New York and
(ii) is a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in The City of New York, Borough of Manhattan, State of New York.

          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Indenture and the Notes. In addition, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Indenture or the subject matter hereof may not be enforced in such courts.

          The Company and the Trustee agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 10.10 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against the Company or their respective property in the courts of any other jurisdictions.

Section 10.11.  Currency of Account; Conversion of Currency; Foreign Exchange
                -------------------------------------------------------------
                Restrictions.
                ------------

          (a) Euro are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or this Indenture, including damages. Any amount received or recovered in a currency other than Euro (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of the Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the Euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Euro amount is less than the Euro amount expressed to be due to the recipient under the Notes, the Company shall indemnify it against any loss sustained by it as a result as set forth in Section 10.11(b). In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 10.11, it will be sufficient for the Holder of a Note to certify in a satisfactory manner

(indicating sources of information used) that it would have suffered a loss had an actual purchase of Euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Euro on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 10.11 constitute separate and independent obligations from other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

          (b) The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this
Indenture:

             (i) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "judgment currency") an amount due in any other currency (the "Base Currency"), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

             (B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

             (ii) In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the Euro Equivalent of the amount due or contingently due under the Notes and this Indenture (other than under this Subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

             (iii)  The obligations contained in Subsections (a), (b)(i)(B) and
     (b)(ii) of this Section 10.11 shall constitute separate and independent obligations from the other obligations of the Company under this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b)(ii) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the liquidator or otherwise or any of them. In the case of Subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

             (iv) The term "rate(s) of exchange" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (London time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

Section 10.12.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 10.13.  No Recourse Against Others.
                --------------------------

          A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 10.14.  Successors.
                ----------

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, any additional trustee and any Agent in this Indenture shall bind their respective successors.

Section 10.15.  Multiple Counterparts.
                ---------------------

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 10.16.  Table of Contents, Headings, etc.
                --------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.17.  Separability.
                ------------

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.18.  Waiver of Jury Trial.
                --------------------

          Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                    ANTENNA TV S.A.

                                By:   /s/ Theodore Kyriakou
                                      ---------------------
                                Name: Theodore Kyriakou
                                Title: Chief Executive
                                       Officer and Director


                                By: /s/ Nikolas Angelopoulos
                                    ------------------------
                                Name: Nikolas Angelopoulos
                                Title: Chief Financial Officer
                                       and Director

ATTEST:

By:  /s/ Eva Dakouri
     ---------------
     Name:   Eva Dakouri
     Title:  Legal Counsel

                                    THE BANK OF NEW YORK, as Trustee

                                    By:  /s/ Kate Russell
                                         ----------------
                                    Name:  Kate Russell
                                    Title: Assistant Vice
                                           President

                                                                       EXHIBIT A
                                                                       ---------

                                                                  (FACE OF NOTE)

                                 [FORM OF NOTE]
                                 --------------

          THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE COMPANY, (2) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (3) OR (4) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALE OF THIS NOTE.

                                                                           CUSIP
                                                                            ISIN
                                                                     COMMON CODE

Number

                                ANTENNA TV S.A.
                                ---------------


                          9 3/4% SENIOR NOTES DUE 2008

          Antenna TV S.A., a Greek corporation (societe anonyme) (the "Company", which term includes any successor corporation), for value received promises to pay to ________________________ or registered assigns the principal sum of ___________________ Euro, on July 1, 2008.

          Interest Payment Dates: January 1 and July 1, commencing January 1, 2002.

          Record Dates: June 15 and December 15.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                              ANTENNA TV S.A.

                              By:  ___________________________

                              By:  ___________________________

Certificate of Authentication:
This is one of the 9 3/4% Senior
Notes due 2008 referred to in
the within-mentioned Indenture

Dated:

THE BANK OF NEW YORK,
as Trustee

By:  ______________________________
         Authorized Signatory

                                                                  (REVERSE SIDE)

                                ANTENNA TV S.A.
                                ---------------


                          9 3/4% SENIOR NOTES DUE 2008

1.   INTEREST.

          Antenna TV S.A., a Greek corporation (societe anonyme) (the "Company"), promises to pay interest on the principal amount of this Note semiannually on January 1 and July 1 of each year (each an "Interest Payment Date"), commencing on January 1, 2002, at the rate of 9 3/4% per annum. Where interest is to be calculated with respect to a period of less than a full year, it shall be calculated on the basis of the actual number of days elapsed divided by the actual number of days in the period from and including the later of the Issue Date (as defined) or the last date on which interest was paid to but excluding the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

          The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate of interest borne by the Notes.

2.   METHOD OF PAYMENT.

          The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the June 15 and December 15 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in Euro; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

3.   PAYING AGENT AND REGISTRAR.

          Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as principal Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar or co-registrar.

4.   INDENTURE; RESTRICTIVE COVENANTS.

          The Company issued this Note under an Indenture dated as of June 18, 2001 (the "Indenture") between the Company and the Trustee. The terms of this
Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Notes are general unsecured senior obligations of the Company limited to (euro)250,000,000 aggregate principal amount. The Initial Notes are initially being issued in the aggregate principal amount of (euro)150,000,000. The Company shall be entitled to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Initial Notes and the Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens, the making of certain investments, mergers and sale of assets, the payments of dividends on or the repurchase of, capital stock of the Company and its Subsidiaries, certain other restricted payments by the Company and its Subsidiaries, certain transactions with, and investments in, its Affiliates, certain sale-leaseback transactions and a provision regarding change-of-control transactions.

5.   REDEMPTION; ADDITIONAL AMOUNTS.

          The Company may redeem the Notes, in whole or in part, on or after July 1, 2005 at the redemption prices set forth in Section 3.07(a) of the Indenture, together, in each case, with accrued and unpaid interest to the Redemption Date.

          In addition, at any time, or from time to time, on or prior to July 1, 2004, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to 35% of the Notes at a redemption price set forth in Section 3.07(b); provided, however, that at least 65% of the principal amount of Notes originally issued (including the original principal amount of Additional Notes) remains outstanding immediately after any such redemption.

          The Company may effect a Tax Redemption of the Notes, as a whole, but not in part, at 100% of the principal amount thereof as provided in Section 3.07(c) of the Indenture.

          The Company will pay to the Holders such Additional Amounts as may become payable under Section 4.17 of the Indenture.

6.   NOTICE OF REDEMPTION.

          Notice of redemption will be mailed via first class mail at least 30 calendar days but not more than 60 calendar days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

7.   OFFERS TO PURCHASE.

          The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

8.   REGISTRATION RIGHTS.

          Pursuant to the Registration Rights Agreement among the Company and Salomon Brothers International Limited, as initial purchaser of the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9.   DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons in denominations of
(euro)1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not reg-ister the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 calendar days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.  PERSONS DEEMED OWNERS.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY.

          If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

12.  AMENDMENT, SUPPLEMENT AND WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing Default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder.

13.  SUCCESSOR ENTITY.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

14.  DEFAULTS AND REMEDIES.

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(g) or (h) of the Indenture relating to the Com-

pany) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(g) or (h) of the Indenture relating to the Company occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

15.  TRUSTEE DEALINGS WITH THE COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS.

          As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company or under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17.  DEFEASANCE AND COVENANT DEFEASANCE.

          The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

18.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

19.  ISIN NUMBERS AND COMMON CODES.

          The Company has caused ISIN number(s) or Common Code(s) to be printed on the Notes and has directed the Trustee to use such ISIN number(s) or Common Code(s) in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers or codes either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  CONVERSION OF CURRENCY.

          Euro are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company has agreed that the provisions of Section 10.11 of the Indenture shall apply to conversion of currency in the case of the Notes and the Indenture.

21.  AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

          The Company has appointed CT Corporation System, currently located at 111 Eighth Avenue, New York, New York 10011, as its Authorized Agent upon which process may be served in any suit, or proceeding with respect to, arising out of, or relating to, this Note or the Indenture, that may be instituted in any federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under federal or state securities laws and has agreed that there shall, at all times, be at least one Agent for service of process for the Company appointed and acting in accordance with the provisions of Section 10.10 of the Indenture relating to agent for service of process. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company has irrevocably waived such immunity in respect of its obligations under the Indenture and this Note to the extent permitted by law.

22.  GOVERNING LAW.

          THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF
CONFLICTS OF LAW.   EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE
JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: ANTENNA TV S.A., 10-12, Kifissias Avenue, 151 25 Maroussi, Athens, Greece, Attention:
Chief Financial Officer.

                                   ASSIGNMENT
                                   ----------

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

_______________________________________________________________
_______________________________________________________________
_______________________________________________________________
_______________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

_______________________________________________________________
_______________________________________________________________
Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                  [Check One]
                                  -----------

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or
                                       --

[  ]  (b)  this Note is being transferred other than in accordance with (a)
           above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Date:____________________     Your Signature:__________________

                              _________________________________
                              (Sign exactly as your name
                              appears on the other side of
                              this Note)

     TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________         _____________________________
                                  NOTICE:  To be executed by
                                           an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE
                       ----------------------------------

          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, check the appropriate box:

          [_] Section 4.08  [_]  Section 4.15

          If you want to have only part of the Note purchased by the Company pursuant to Section 4.08 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

(euro)_________________

Date:  ____________

                         Your Signature:  _____________________

                         (Sign exactly as your name appears on the face of this Note)

                                                                       EXHIBIT B
                                                                       ---------

                        FORM OF LEGEND FOR GLOBAL NOTES
                        -------------------------------

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITORY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO THE DEPOSITORY OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE DEPOSITORY, HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                                       ---------

                           Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                               ___________, ____

               Re:  Antenna TV S.A.
               (the "Company") 9 3/4%
               Senior Notes due 2008
               (the "Notes")
               ----------------------

Dear Sirs:

          In connection with our proposed purchase of (euro)_______ aggregate principal amount of the Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 18, 2001 relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof,
     (B) inside the United States in compliance with Rule 144A under the Securities Act, to a "qualified institutional buyer" (as defined in Rule
     144A), (C) inside the United States to an institutional "accredited investor" (as defined below) that is purchasing Notes with an aggregate principal amount, plus accrued and unpaid interest, if any, of at least $250,000 and that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4.  We are an "accredited investor" (as defined in Rule 501(a)(1),
     (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]

                              By:  ___________________________
                                       Authorized Signature

                                      D-1
                                                                       EXHIBIT D
                                                                       ---------

                           Form of Certificate to Be
                          Delivered in Connection with
                       Transfers Pursuant to Regulation S
                       ----------------------------------

                                                            ______________, ____

[         ]

               Re:  Antenna TV S.A.
               (the "Company") 9 3/4%
               Senior Notes due 2008
               (the "Notes")
               ----------------------

Dear Sirs:

          In connection with our proposed sale of (euro)___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (5) we understand that, on any proposed resale of any Notes, we will be required to furnish to you and the

     Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect; and

          (6) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:  ___________________________
                                       Authorized Signature